UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2010

Striker Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

901 – 360 Bay Street, Toronto, Ontario, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 489-0093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Management Stock Agreements

Cameron Durrant

On October 29, 2010, with retroactive effect to July 1, 2010, we entered into a management stock agreement with Dr. Cameron Durrant whereby the parties agreed that Dr. Durrant would place 4,250,000 shares of our common stock that he currently owns into a designated account over which we will have sole authority to effect transfers and cancellation pursuant to the agreement. These shares are considered issued and outstanding shares of our company and enjoy all voting rights accorded to all other issued and outstanding shares of the same class. These shares are subject to transfer out of the designated account according to certain performance milestones such as certain gross sales per share milestones, EBITDA milestones, net income per share milestones and a milestone involving the entry into a binding agreement for the sale of our company as particularly described in the agreement. In addition, upon entering into the agreement, we acknowledged that the first performance milestone regarding the acquisition of the rights to market and distribute Granisol was achieved and we consented to the transfer of 1,416,667 shares out of the designated account.

The management stock agreement will expire on December 31, 2016 and if by such expiration date the conditions for transferring these shares have not been met, then the parties agreed that our board of directors will direct that all shares remaining in the designated account be cancelled. In addition, in the event Dr. Durrant resigns from his position, or is terminated for cause as the term is defined in Dr. Durrant’s consulting or employment agreement with our company or our wholly owned subsidiary PediatRx, during the term of the management stock agreement, the parties agreed that our board of directors will direct that all shares remaining in the designated account be cancelled.

Please find the management stock agreement between Dr. Durrant and our company attached as exhibit 10.1 hereto.

David Tousley

On October 29, 2010, with retroactive effect to July 1, 2010, we entered into a management stock agreement with Mr. David Tousley whereby the parties agreed that Mr. Tousley would place 400,000 shares of our common stock that he currently owns into a designated account over which we will have sole authority to effect transfers and cancellation pursuant to the agreement. These shares are considered issued and outstanding shares of our company and enjoy all voting rights accorded to all other issued and outstanding shares of the same class. These shares are subject to transfer out of the designated account according to certain performance milestones such as certain gross sales per share milestones, EBITDA milestones, net income per share milestones and a milestone involving the entry into a binding agreement for the sale of our company as particularly described in the agreement. In addition, upon entering into the agreement, we acknowledged that the first performance milestone regarding the acquisition of the rights to market and distribute Granisol was achieved and we consented to the transfer of 133,334 shares out of the designated account.

The management stock agreement will expire on December 31, 2016 and if by such expiration date the conditions for transferring these shares have not been met, then the parties agreed that our board of directors will direct that all shares remaining in the designated account be cancelled. In addition, in the event Mr. Tousley resigns from his position, or is terminated for cause as the term is defined in Mr. Tousley’s consulting or employment agreement with our company or our wholly owned subsidiary PediatRx, during the term of the management stock agreement, the parties agreed that our board of directors will direct that all shares remaining in the designated account be cancelled.

Please find the management stock agreement between Mr. Tousley and our company attached as exhibit 10.2 hereto.

Item 3.02          Unregistered Sales of Equity Securities.

On November 3, 2010, we issued an aggregate of 400,000 units to four investors in a non-brokered private placement, at a purchase price of US$1.00 per unit, for gross proceeds of US$400,000. Each unit consists of one share of our common stock and one-half of one share purchase warrant. Each whole warrant entitles the holder to purchase one share of our common stock at a purchase price of US$1.75 per share until November 3, 2012.

These investors were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and all of these investors purchased in transactions outside of the United States. In issuing these units to these investors we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03          Amendment Of Articles Of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

On October 29, 2010, our board of directors adopted and approved amendments to our bylaws to provide, among other things, certain corporate governance provisions. The material amendments to our bylaws are as follows:

1. Our bylaws were amended to state that our board of directors may elect by unanimous vote to fill board of director vacancies rather than by majority vote as previously stated in our bylaws.

2. Our bylaws were amended to provide further clarity regarding nomination and election considerations when selecting committee members.

3. Our bylaws were amended by adding the following provisions:

Board Decisions: Our bylaws state that unless a greater number is required by the laws of the State of Nevada, our articles of incorporation, or our bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present will be the act of our board of directors.

Actions Requiring Unanimous Director Vote or Majority Stockholder Vote: Our bylaws list certain corporate actions that require a unanimous affirmative vote of all the members of our board of directors, provided, however, in the event our board of directors cannot attain a unanimous affirmative vote of all its members, any director may put the motion to the stockholders, whereby it may be passed by the affirmative vote of a majority of all the stock issued and outstanding and entitled to vote.

Signatures of Two Officers for Certain Payments: Our bylaws state that the signatures of two officers are required for our company to draw, endorse or execute contracts, notes, checks, drafts, and other instruments for the payment of money over $25,000 in the name of or on behalf of our company.

Approval for Annual Budget: Our bylaws state that our board of directors must approve an annual budget and that material changes to the annual budget require the affirmative vote of a majority of directors.

Stock Option Plans: Our bylaws state that our board of directors must adopt stock option plan(s) which, in the aggregate, provide for the grant of stock options to acquire up to 10% of the outstanding shares of common stock of the company.

4. Our bylaws were amended to state that our company elects not to be governed by the provisions of the Nevada corporate law governing acquisition of controlling interest of a Nevada corporation and combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder.

5. Our bylaws were amended to state that certain provisions of the bylaws may be altered, amended or repealed only by a majority vote of all the stock issued and outstanding and entitled to vote.

Please find our amended and restated bylaws attached as exhibit 3.1 hereto.

Item 8.01          Other Events.

Effective November 3, 2010, 3,700,000 shares of our common stock previously held by Opex Energy Corp., a private company controlled by our sole director and officer, were cancelled and returned to treasury of our company. Opex returned these shares to our company for cancellation for no consideration. Opex now holds 600,000 shares of our common stock.

Item 9.01          Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws

10.1	Management Stock Agreement made effective July 1, 2010 with Cameron Durrant

10.2	Management Stock Agreement made effective July 1, 2010 with David Tousley

10.3	Form of Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone
Joseph Carusone
President, Secretary, Treasurer and Director

Date November 3, 2010